Dechert Price & Rhoads
477 Madison Ave
NY, NY 10022-5891


October 21, 1996



Harding, Loevner Funds, Inc.
600 Fifth Avenue, 26th Floor
New York, NY  10020

Dear Sir or Madam:

	We have acted as counsel for Harding, Loevner Funds, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company, the registration of the Company under the Investment Company Act of 1940 and the registration under the Securities Act of 1933 of an indefinite number of shares of common stock, $.001 par value, of the Company of the various series authorized.

	As counsel for the Company, we have participated in the preparation of the registration statement on Form N-1A relating to such shares and have examined and relied upon such records of the Company and such other documents we have deemed to be necessary to render the opinion expressed herein. Based on such examination, we are of the opinion that:

	(i)	 	The Company is a corporation duly organized and
       existing under the laws of the State of Maryland;

	(ii)		The Company is authorized to issue two billion
       five hundred million (2,500,000,000) shares of common stock, par value $.001 per share, of which 500,000,000 Shares have been initially allocated to each of International Equity Portfolio, Global
       Equity Portfolio, Emerging Markets Portfolio and
       Multi-Asset Global Portfolio (the remaining
       500,000,000 are currently unallocated), and that such shares have been duly and validly authorized by all requisite action of the Directors of the Company, and no action of the shareholders is required in such connection;

(iii)	 Assuming that the Company or its agent receives
       consideration for such shares in accordance with the terms of the prospectus forming a part of the Company's registration statement and the provisions of its Articles of Incorporation, the shares will be legally and validly issued and will be fully paid, and non-assessable by the Company.

	We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 333-9341) for the registration under the Securities Act of 1933 of an indefinite number of shares of the four series of the Company, and to the use of our name in the prospectus and statement of additional information contained therein, and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                     							Very truly yours,
                                            /s/ Dechert Price & Rhoads